UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2010
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 27, 2010, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter ended October 3, 2010. Also on October 27, 2010, the Company held its Third Quarter Earnings Conference Call. The press release and transcript of the Third Quarter Earnings Conference Call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 7.01. Regulation FD Disclosure
On October 27, 2010, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing that the Company’s Board of Directors authorized a quarterly dividend of $0.21 per share payable to shareholders of record at the close of business on November 8, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	October 27, 2010 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Third Quarter Earnings Conference Call held October 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	P.F. Chang’s China Bistro, Inc.
/s/ Mark D. Mumford
Mark D. Mumford
Chief Financial Officer